SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         June 30, 2000
                                                  ------------------------------

                               DIGITEC 2000, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Nevada                      000-23291               54-1287957
--------------------------------------------------------------------------------
 (State or Other Jurisdiction          (Commission            (IRS Employer
       of Incorporation)               File Number)         Identification No.)

8 West 38th Street, Fifth Floor, New York, New York                      10018
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                         (Zip Code)

Registrants' telephone number, including area code  (212) 944-8888
                                                  ------------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountant.

      (a)(1)(i), (a)(1)(iii) and (a)(1)(v)(D)(2). Effective June 30, 2000, BDO
Seidman, LLP, New York, New York was replaced by Deloitte & Touche, LLP, New York, New York as the independent public accountants to audit the financial statements of the registrant. The decision to change accountants was recommended and approved by the Board of Directors and Audit Committee of the registrant.

      (a)(1)(ii). The reports of BDO Seidman, LLP on the registrant's last two annual reports on Form 10-K contained going concern language as follows:

               "1998 Report:

                      The accompanying financial statements have been prepared
               assuming that the Company will continue as a going concern. As discussed in Note 1(a) to the financial statements, the Company has experienced significant losses from continuing operations for the three years ending June 30, 1998, has a deficit in working capital and equity at June 30, 1998 and may have significant contractual obligations as discussed in Note 6. These matters raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are described in Note 1(a) to the financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainties."

               "1999 Report:

                      The accompanying financial statements have been prepared
               assuming that the Company will continue as a going concern. As discussed in Note 1(a) to the financial statements, the Company has significant deficiencies in working capital and net worth at June 30, 1999 and 1998 and experienced significant losses from continuing operations for the three years ended June 30, 1999, 1998 and 1997. In addition, it has become economically dependent upon a 21% stockholder to fund operating cash flows and to provide significant telecommunications products and services. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1(a) to the financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainties."

      (a)(1)(iv). The registrant believes that, for the registrant's fiscal years ended June 30, 1998 and June 30, 1999, and the subsequent interim period preceding the replacement of BDO Seidman, LLP, the registrant and BDO Seidman, LLP did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO Seidman, LLP would have caused it to make reference in connection with its report on the registrant's financial statements to the subject matter of the disagreement.

      (a)(1)(v)(D)(1). A. At the request of BDO Seidman, LLP, the registrant restated its 10Qs for the periods ending September 30, 1998, December 31, 1998 and March 31, 1999 to reflect the interest charges related to the amortization of certain warrants to purchase common stock related to certain debt refinancing with related parties and to record unfiled federal excise taxes with related penalties and interest. The June 30, 1998 10K was amended to disclose reclassification of excess minutes processed by Premier Communications, Inc., a stockholder of the registrant.

      B. BDO Seidman, LLP, has communicated to the management and audit committee of the registrant during and after the fiscal 1999 and 1998 audits certain issues related to the lack of management and internal controls of the registrant during these periods.

      C. The Audit Committee has reviewed these matters and the registrant has authorized BDO Seidman, LLP to respond to inquiries of Deloitte & Touche, LLP on all matters of the registrant's financial reporting.

      The registrant has provided BDO Seidman, LLP a copy of the foregoing disclosures and has requested that BDO Seidman, LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not BDO Seidman, LLP agrees with such disclosures. A copy of such letter will, upon receipt by registrant, be filed as Exhibit 16 to this Form 8-K by amendment.

Item 7.  Exhibits.

            None

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DIGITEC 2000, INC.


Date   July 10, 2000            By: /s/ Frank C. Magliato
    ----------------           ------------------------------------
                                    Name:   Frank C. Magliato
                                    Titles: Chief Executive Officer, President,
                                            Chairman of the Board of Directors
                                            and Chief Financial Officer